UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2025, Comstock Inc. (“Comstock”) announced the completion of the successful separation of all of the components of its renewable fuels segment into a new independent entity, Bioleum Corporation and the closing on the first $20 million in direct Convertible Preferred Stock - Series A equity investment. This achievement fulfills the first phase of the plans that Comstock outlined earlier this year and better positions two high-growth companies for success – one focused on renewable metals and mining here in Nevada, and the other on renewable fuels headquartered in Oklahoma – enabling two extremely different business and capital profiles and providing each the platform to thrive in their own markets. The collective transactions included the following six agreements; 1) Assignment and Assumption of Assets (the “Assignment”); 2) Amended Flux Photon Corporation Asset Purchase Agreement (as amended, the “FPC Asset Purchase Agreement”); 3) Investors’ Rights Agreement; 4) Voting Agreement; 5) Right of First Refusal and Co-Sale Agreement; and 6) Management Services Agreement. The salient aspects of these agreements are described below.

Assignment

On May 21, 2025, Comstock Fuels Corporation (“Comstock Fuels”), a wholly owned subsidiary of Comstock, entered into an Assignment by and among Comstock Fuels, the other persons and entities listed on Schedule A attached thereto (the “Assignors”), and Bioleum Corporation, a Nevada corporation. Pursuant to the Assignment, Comstock Fuels and the Assignors agreed to assume certain liabilities and assign all of their respective rights, title, and interests in the tangible and intangible assets required for the conversion of lignocellulosic biomass into low-carbon transportation fuels (the “Assignment”), in exchange for convertible preferred stock issued by Bioleum Corporation.

Comstock Fuels and other affiliates of Comstock (collectively, “Comstock Entities”) were issued 1,000,000 Series 1 Convertible Preferred Stock (the “Series 1 Preferred Stock”) by Bioleum Corporation, with an original purchase price and liquidation preference of $65 per share, or $65 million in aggregate. The Series 1 Preferred Stock is convertible into common stock of Bioleum Corporation at a conversion rate equal to the original purchase price/liquidation preference divided by $2 per share (that is, 32,500,000 shares of common stock). In the event of a sale of a liquidation of Bioleum Corporation, the Series 1 Preferred Stock entitles Comstock Entities to full payment of the liquidation preference prior to the distribution of any proceeds to any other class or series of capital stock of Bioleum Corporation. In the event of a sale of Bioleum Corporation, the Series 1 Preferred Stock entitles Comstock Entities to consideration equal to the greater of the liquidation preference or the consideration that would be received if all shares of Series 1 Preferred Stock were converted into common shares of Bioleum Corporation at the time of such sale.

The Second Amended and Restated Articles of Incorporation of Bioleum Corporation set forth the following additional terms with respect to the Comstock's Series 1 Preferred Stock. They are (i) entitled to dividends, as and when declared, with respect to any class of capital stock of Bioleum Corporation, on an as-converted basis, if declared with respect to common shares; (ii) entitled to designate three members of the board of directors of Bioleum Corporation, in addition to three designees of the Series A Preferred Stock and one designee of the Series 2 Preferred Stock; (iii) non-voting on matters submitted to common shareholders for approval; (iv) required to approve, unanimously with the designees of the Series A Preferred Stock and Series 2 Preferred Stock, all material corporate actions and transactions, including liquidation, merger, amendments of Bioleum Corporation’s organizational documents, issuance of capital stock or tokens, increases or decreases of authorized shares of capital stock, purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock, create or adopt, any equity (or equity-linked) compensation plan, incur debt other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course of business, create or hold capital stock in non-wholly owned subsidiaries, increase or decrease the authorized number of directors constituting the board of directors, change the number of votes entitled to be cast by any director or directors on any matter, make any material change to the current business operations of Bioleum Corporation, enter into or effect any transaction or series of related transactions involving the purchase, sale, lease, license, exchange or other disposition, including by merger, consolidation, sale of stock or sale or lease of assets, of any material portion (defined as ten percent (10%) of equity dilution or potential equity upon conversion) or substantially all of Bioleum Corporation’s assets, other than sales of inventory in the ordinary course of business consistent with past practice, or settle any lawsuit or dispute with a value in excess of $250,000; (v) restricted on conversion of Series 1 Preferred Stock into shares of common stock not representing more than 9.9% of the fully diluted capital stock of Bioleum Corporation, unless the holders of Series 1 Preferred Stock undertake to distribute all common shares to the shareholders of the holder of such Series 1 Preferred Stock within 60 days of full conversion; and (vi) exclusive forum in Nevada for any derivative actions and claims for breach of fiduciary of duty.

In connection with the execution and delivery of the Assignment, Comstock Entities also executed and delivered an Investors’ Rights Agreement, Voting Agreement, Right of First Refusal and Co-Sale Agreement, Management Services Agreement and an Amendment to Flux Photon Asset Purchase Agreement (collectively with the Assignment, the “Transaction Documents”). Each of these Transaction Documents is summarized below.

Amendment to Flux Photon Asset Purchase Agreement

As previously disclosed, on September 7, 2021, the Company acquired certain intellectual property and related equipment (the “FPC Assets”), pursuant to that certain Asset Purchase Agreement (as amended, the “FPC Asset Purchase Agreement”), with Flux Photon Corporation (“FPC”). The original purchase price included a payable for the FPC Assets of $18,000,000, payable only from 20% of future cash flows defined as the future monthly consolidated sales, less total variable costs, less operating expenses, maintenance, tax payments, and debt service payments of the Company and its subsidiaries until the purchase price was fully paid (the “Earn Out”), against which the Company previously advanced $1,150,000 in cash and applied an $800,000 discount in consideration for those advance payments, resulting in a remaining balance of $16,050,000.

In connection with entering the Transaction Documents, the Company agreed to amend the FPC Asset Purchase Agreement to issue 2,000,000 shares of common shares of the Company (the “Settlement Shares”), 1,700,000 of such shares will go towards settling $10 million of the Earn Out, with true up provisions for any proceeds received by FPC that are below or in excess of $10 million, and the other 300,000 additional shares of common stock to settle certain FPC affiliates. Up to an additional $6,050,000 in cash will go to complete the FPC transaction; with a portion paid by the Company at a rate equal to $120,000 per month for 18 months, $60,000 per month thereafter, together with payments equaling 2% of financing raised by Bioleum Corporation and its subsidiaries, until such time as the entire $6,050,000 is paid full by and between both the Company and Bioleum Corporation, in full settlement of the Earn Out. Bioleum Corporation agreed to issue shares of Series A Preferred Stock to the Company in exchange for all of the cash payments made by the Company to FPC pursuant to the Amendment to the FPC Asset Purchase Agreement.

Investors’ Rights Agreement

Under the Investors’ Rights Agreement, Comstock Entities and the other shareholders of Bioleum Corporation are entitled to have their common shares issuable upon conversion of preferred stock registered for resale after the initial public offering of Bioleum Corporation. Further, each shareholder is entitled to certain financial and other information, including annual spend plans. The Investors’ Rights Agreements permits each shareholder to purchase its pro rata share of future new stock issuances by Bioleum Corporation. Lastly, with respect to all employees with access to confidential information and/or trade secrets, this agreement requires Bioleum Corporation to enter into a nondisclosure, proprietary rights assignment agreement and, to the extent legally permissible, non-competition and non-solicitation agreement.

Voting Agreement

Under the Voting Agreement, Comstock Entities and the other shareholders of Bioleum Corporation agree to vote all shares that they own in favor of Corrado DeGasperis, as executive chairman of Bioleum Corporation and preferred stock designees (three designated by the holders of the Series A Preferred Stock, one designated by the holders of Series 2 Preferred Stock and three designated by the holders of the Series 1 Preferred Stock). The Series 2 Preferred Stock designee is Kevin Kreisler, a former officer and former director of the Company. The Series 1 Preferred Stock designees are William J. Nance, Walter “Del” Marting Jr. and Leo M. Drozdoff. This agreement also grants board observer rights for an additional designee of the Series 2 Preferred Stock. Lastly, the Voting Agreement also provides “drag along” rights, whereby each of the shareholders agrees to approve any sale of Bioleum Corporation approved (i) the holders of a majority of the shares of common stock then issued or issuable upon conversion of the then-outstanding shares of Preferred Stock and (ii) the board of directors of Bioleum Corporation.

Right of First Refusal and Co-Sale Agreement

Under the Right of First Refusal and Co-Sale Agreement, Comstock Entities and the other shareholders of Bioleum Corporation agree that if such shareholder wishes to sell its shares, it grants a right of first refusal to Bioleum Corporation to buy shares, and if Bioleum Corporation does not purchase such shares, the other shareholders of Bioleum Corporation. If neither Bioleum Corporation nor other shareholders purchase such shares, Comstock Entities and other shareholders are permitted to sell such shares to a third party, subject to the third party agreeing to be subject to the restriction and related agreements. In addition, if Comstock Entities or the other shareholders do sell to third party, each of the shareholders agrees to allow other Bioleum Corporation shareholders to participate on a pro rata basis in such sale to the third party.

Management Services Agreement

In order to ensure an orderly transition of the fuels’ business to Bioleum Corporation and as a condition to consummating the transactions contemplated by the Assignment, Bioleum Corporation and Comstock have agreed to enter into the Management Services Agreement, pursuant to which Comstock will provide, or cause its affiliates to provide, Bioleum Corporation with certain accounting, human resources and administrative services, in each case on a transitional basis, anticipated to be less than one year. Bioleum Corporation will be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable taxes relating to such employment and shall reimburse Comstock for any expenses incurred, in addition to all reasonable and documented out-of-pocket expenses in the provision of any service, including, without limitation, license fees and payments to third-party service providers or subcontractors. Comstock will invoice Bioleum monthly for such services.

Other Related Matters

On May 22, 2025, Comstock had 29,426,398 shares of common stock outstanding. When adjusted for the FPC Asset Purchase Agreement requirement for a settlement of the major portion of the final acquisition costs with 2,000,000 shares of Comstock common stock and an estimated the full conversion of our Kips Bay Notes, representing an additional estimated issuance of 1,225,183 shares of Comstock common stock, then total outstanding shares are estimated to 32,651,581, including 29,426,398 shares outstanding on May 22, 2025.

The foregoing description of the Transaction Documents is qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the transactions contemplated by the Transaction Documents is attached as Exhibit 99.1 to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuance of the FPC Settlement Shares set forth in Item 1.01 above is incorporated by reference in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, Kevin Kreisler resigned as an officer, director and/or manager of any and all Comstock Entities and was appointed the new Chief Executive Officer of the new independent entity Bioleum Corporation.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The unaudited pro forma condensed consolidated financial information and the related notes are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. They present the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations of the Company after giving pro forma effect to the Assignment. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2025 and for the years ended December 31, 2024 and December 31, 2023 were prepared as though the Assignment occurred on January 1, 2023. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025, was prepared as though the Assignment and related transactions occurred on March 31, 2025.

(d) Exhibits

10.1	Assignment (portions of the exhibit have been omitted)
10.2	Investors’ Rights Agreement (portions of the exhibit have been omitted)
10.3	Voting Agreement (portions of the exhibit have been omitted)
10.4	Right of First Refusal and Co-Sale Agreement (portions of the exhibit have been omitted)
10.5	Management Services Agreement
10.6	Amendment to Flux Photon Asset Purchase Agreement
99.1	Press Release
99.2	Pro Forma Financial Information
104	Cover page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: May 28, 2025	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer